UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

Pizza Inn Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri                                                      0-12919                                           45-3189287
(State or other jurisdiction of incorporation)          (Commission File Number)          (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas                                                                           75056
(Address of principal executive offices)                                                                (Zip Code)

Registrant’s telephone number, including area code: (469) 384-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective November 8, 2012, the Board of Directors appointed Randall E. Gier, age 51, to serve as President and Chief Executive Officer of Pizza Inn Holdings, Inc. (the “Company”).  Mr. Gier has been involved in the food and beverage industry for more than 30 years.  Mr. Gier is a member and manager of Savvy Fare Restaurants LLC, which he co-founded in 2010 and which operates Cedars Woodfire Grill restaurants.  From 2010 until January 2012, he served as the Chief Marketing Officer for Borden Dairy Company.  From 2004 to 2009, Mr. Gier served as Executive Vice President of Marketing and R&D for Dr. Pepper Snapple Group, Inc. and its predecessor, the North American beverage business of Cadbury Schweppes, plc.  From 2002 to 2004, he was the Chief Marketing Officer for Yum! Brands International. From 1997 to 2002, Mr. Gier was Chief Marketing Officer for Pizza Hut Inc., and from 1996 to 1997 was Chief Marketing Officer for KFC Corporation.  Mr. Gier has no family relationship with any director or other executive officer of the Company. There are no transactions in which Mr. Gier has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company has entered into an employment letter with Mr. Gier (the “Employment Letter”) confirming his at-will employment as Chief Executive Officer of the Company.  The Employment Letter provides for a starting annual base salary of $350,000 and a discretionary annual bonus.  Mr. Gier is also eligible to participate in the Company’s 2005 Employee Stock Option Award Plan (the “2005 Employee Plan”) and is entitled to all other benefits offered by the Company to its employees.  Under the 2005 Employee Plan, Mr. Gier was initially granted incentive stock options to purchase 140,000 shares of the Company’s common stock and non-qualified options to purchase 90,000 shares of the Company’s common stock.  He was also conditionally granted non-qualified options to purchase additional shares of the Company’s common stock in an amount equal to four times the number of shares he purchases prior to November 8, 2013, up to a maximum of 120,000 shares.  In each case, the stock options are exercisable at the closing price of the Company’s common stock on November 8, 2012.  The incentive stock options vest 23,000 shares on November 8, 2013, and 39,000 on each of the next three anniversaries of the date of grant.  The unconditional non-qualified options vest 7,000 shares, 30,000 shares and 53,000 shares on November 8, 2014, 2015 and 2016, respectively.  The conditionally granted non-qualified options vest 10%, 20%, 30% and 40% on November 8, 2013, 2014, 2015 and 2016, respectively.

The descriptions of the Employment Letter and option agreements set forth above are qualified in their entirety by reference to the definitive documents filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

ITEM 8.01     OTHER EVENTS

The Company has issued a press release announcing Mr. Gier’s appointment as its Chief Executive Officer, a copy of which is attached as an exhibit hereto.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Employment Letter dated November 8, 2012, between Pizza Inn Holdings, Inc. and Randall Gier.

10.2	Incentive Stock Option Award Agreement dated November 8, 2012, between Pizza Inn Holdings, Inc. and Randall E. Gier.

10.3	Non-Qualified Stock Option Award Agreement dated November 8, 2012, between Pizza Inn Holdings, Inc. and Randall E. Gier.

10.4	Non-Qualified Stock Option Award Agreement dated November 8, 2012, between Pizza Inn Holdings, Inc. and Randall E. Gier.

99.1	Pizza Inn Holdings, Inc. press release issued November 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pizza Holdings Inn, Inc.

Date: November 15, 2012	By:	/s/ Jerome L. Trojan, III
Jerome L. Trojan, III,
Chief Financial Officer